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                                                                  Exhibit 5
                                                                  ---------

                                           Moore & Van Allen PLLC
                                           Attorneys at Law

                                           Suite 4700
                                           100 North Tryon Street
                                           Charlotte, North Carolina 28202-4003

                                           T 704 331 1000
                                           F 704 331 1159
                                           www.mvalaw.com



February 21, 2001


Red Hat, Inc.
2600 Meridian Parkway
Durham, North Carolina 27713

Re: 468,057 Shares of Red Hat, Inc. Common Stock to Be Sold Pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Hat, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the "SEC")of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to 468,057 shares of the Company's common stock, par value $.0001 per share (the "Shares"). The Shares were issued pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated as of January 17, 2001, by and among the Company, Seminole Acquisition Co., Akopia, Inc. ("Akopia"), the stockholders of Akopia and Brett Pinegar as securityholder agent.

In giving this opinion, we have reviewed copies of the Agreement, the Registration Statement and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the original document of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as original documents, the correctness of all statements of fact contained in all such original documents and the lack of any undisclosed termination, modification, waiver or amendment in respect of any document reviewed by us. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are legally issued, fully paid, and nonassessable.

This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Moore & Van Allen PLLC